Exhibit 99.3

Consolidated Financial Statements and Report

of Independent Certified Public Accountants

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

December 31, 2018

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders

Explorer Pipeline Company

We have audited the accompanying consolidated financial statements of Explorer Pipeline Company (a Delaware corporation) and subsidiary, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of income and retained earnings, comprehensive income, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Explorer Pipeline Company and subsidiary as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
February 28, 2019

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated balance sheet

December 31, 2018

2018
Assets
Current assets:
Cash and cash equivalents	$2,568,353
Accounts receivable - trade	45,199,411
Accounts receivable - affiliates	3,938,800
Income tax receivable	13,202,563
Unbilled revenue - trade	4,500,400
Unbilled revenue - affiliates	258,344
Warehouse stock inventory	16,426,011
Other current assets	6,757,950

Total current assets	92,851,832

Property, plant and equipment, at cost (note 3)	1,008,191,591
Accumulated depreciation	(480,559,470)

Net property, plant and equipment	527,632,121
Other non-current assets	7,784,294

Total assets	$628,268,247

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$18,631,419
Accounts payable - affiliates	2,918,438
Income tax payable	386,035
Interest payable	2,493,548
Other current liabilities	11,758,817
Current maturities of long-term debt	6,652,470

Total current liabilities	42,840,727

Long-term debt, less current maturities (note 4)	338,274,365
Deferred income taxes, net	82,067,903
Other non-current liabilities	20,788,222
Commitments and contingencies (note 7)
Stockholders’ equity:
Common stock, $1 par value per share; 21,920 authorized and issued as of December 31, 2018	21,920
Accumulated other comprehensive loss	(6,423,315)
Retained earnings	150,698,425

Total stockholders’ equity	144,297,030

Total liabilities and stockholders’ equity	$628,268,247

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated statement of income and retained earnings

December 31, 2018

2018
Revenues:
Transportation revenue	$409,669,260
Allowance oil revenue	9,589,061
Storage revenue	2,045,500
Blending revenue	7,128,437
Other income	13,061,091

Total revenues	441,493,349

Operating expenses:
Operations and maintenance	109,063,099
General and administrative	43,718,042
Taxes, other than income taxes	12,329,734
Depreciation	26,733,317
Interest expense	14,782,385

Total operating expenses	206,626,577

Income before income taxes	234,866,772

Income taxes:
Current income tax expense (note 5)	49,210,500
Deferred income tax expense (note 5)	5,871,666

Total income taxes	55,082,166

Net income	179,784,606
Retained earnings, beginning of year	180,644,380

Retained earnings, available	360,428,986
Less: dividends paid	(209,730,561)

Retained earnings, end of year	$150,698,425

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated statement of comprehensive income

December 31, 2018

2018
Net income	$179,784,606
Other comprehensive gain, net of tax:
Pension and other postretirement benefits	1,020,140

Comprehensive income	$180,804,746

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Consolidated statement of cash flows

December 31, 2018

2018
Cash from operating activities:
Net income	$179,784,606
Reconciliation of net income to net cash provided by operating activities:
Depreciation	26,733,317
Amortization of debt issuance cost	252,882
Loss on the sale of assets	—
Deferred income tax expense	6,188,490
Pension plan expense	2,792,979
Post retirement medical plan expense	462,546
Changes in assets and liabilities:
Decrease in accounts receivable	12,166,401
Increase in inventories	(1,321,375)
Decrease in income taxes	18,079,434
Decrease in other assets	13,478,178
Decrease in accounts payable and accrued liabilities	(7,878,291)
Minimum pension liability - employer contributions	1,465,000
Decrease in other liabilities	(3,148,621)

Net cash provided by operating activities	249,055,546

Cash from investing activities:
Purchases of property and equipment	(25,093,975)
Proceeds from sale of property and equipment	83,782

Net cash used in investing activities	(25,010,193)

Cash from financing activities:
Proceeds from borrowings	69,000,000
Payments on debt	(81,048,824)
Debt issuance costs	—
Dividends paid	(209,730,561)

Net cash used in financing activities	(221,779,385)

Net increase in cash and cash equivalents	2,265,968
Cash and cash equivalents, beginning of period	302,385

Cash and cash equivalents, end of period	$2,568,353

Supplemental cash flows:
Capital expenditures included in accrued liabilities and accounts payable	$1,808,281

Cash paid for interest	$14,104,829

Cash paid for income taxes	$32,182,000

Impact of pension accounting:
Increase in other current liabilities and other non-current liabilities	$(1,313,801)

Increase to accumulated other comprehensive loss	$1,020,140

Decrease to deferred income tax liability	$293,661

See accompanying notes to consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements

December 31, 2018

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Description of Business

Explorer Pipeline Company and subsidiary (the “Company”) owns and operates an approximately 1,830 mile common carrier pipeline that primarily transports gasoline, diesel, diluent and jet fuel from the Gulf Coast refining complex to the Midwest United States. Through connections with other refined petroleum pipelines, the Company serves more than seventy cities in sixteen states. The Company is dependent upon continued refined products demand in the population centers it serves, and the availability of petroleum products supplied by its customers. The Company’s transportation revenues derived from its affiliates were 8% for the year ended December 31, 2018. The Company had 59 non-affiliate customers in 2018. Transportation revenues include revenues from 11 significant non-affiliates for 63% in 2018.

The pipeline operations of the Company are subject to the regulatory authority of the Federal Energy Regulatory Commission (“FERC”) as to rate filings, accounting and other matters.

b.	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, Explorer Pipeline Services Company. All intercompany balances and transactions have been eliminated in consolidation.

c.	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

The Company’s cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) which at times exceed the FDIC insurance limits. However, management believes that the Company’s counterparty risks are minimal based on the creditworthiness, reputation and history of the institutions selected.

d.	Transportation Revenue

Transportation revenue is recorded at delivery, with the exception of year-end when one half of the revenue on shipments in transit is accrued.

e.	Warehouse Stock Inventory

Warehouse stock inventory, which primarily consists of critical spare parts, is stated at the lower of average cost or market.

f.	Property, Plant and Equipment

Property, plant and equipment are stated at cost, including direct labor incurred in connection with the construction of pipeline assets. Retirements and sales of property, plant and equipment are charged to accumulated depreciation as prescribed by FERC. Depreciation is calculated using the straight line method at rates approved by FERC. These rates range from 2.25% to 20.00% per annum.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

g.	Impairments

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company did not recognize any impairment expense in 2018.

h.	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

On December 22, 2017, the President signed the Tax Cuts and Jobs Act (“TCJA”) into law, which enacted significant changes to the federal income tax laws. According to generally accepted accounting standards, a company is required to record the effects of an enacted tax law or rate change in the period of enactment. Effective January 1, 2018, the federal corporate tax rate decreased from 35 percent to 21 percent as a result of the TCJA.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely to be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The tax years 2014 through 2018 remain subject to examination by the major tax jurisdictions.

i.	Pension and Other Postretirement Plans

The Company has a defined benefit pension plan covering all employees employed prior to January 1, 2007. The benefits are based on years of service and employee compensation. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The Company also sponsors a defined benefit healthcare plan for all eligible retired employees and their eligible dependents.

The Company records annual amounts relating to its pension and postretirement plans based on calculations that incorporate actuarial and various other assumptions, including discount rates, mortality, assumed rates of return, compensation increases, turnover rates and healthcare cost trend rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions. The net periodic costs are recognized as retirees and their eligible dependents render the actions necessary to earn the postretirement benefits.

j.	Environmental Remediation Contingencies

Liabilities for environmental remediation contingencies, environmental remediation costs arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. The costs for a specific clean-up site are discounted if the aggregate amount of the obligation and the amount and timing of the cash payments

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

for that site are fixed or reliably determinable based upon information derived from the remediation plan for that site. Recoveries from third parties that are probable of realization are separately recorded, and are not offset against the related environmental liability.

Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of a remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. The discounted and undiscounted amount of the environmental remediation obligations is $3,506,554 and $3,683,850 as of December 31, 2018. The discount rate used was 4.04% at December 31, 2018. The discounted liability is reflected in other current liabilities and other non-current liabilities on the consolidated balance sheet.

Recoveries for environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. The insurance receivable is reflected in other current assets and other non-current assets on the consolidated balance sheet. Insurance receivables included in other current assets were $543,366 at December 31, 2018.

k.	Asset Retirement Obligation

The Company is obligated by contractual or regulatory requirements to remove certain pipeline assets and/or perform other remediation of sites where such assets are located upon the retirement of those assets. The Company will record an asset retirement obligation for pipeline assets in the periods in which settlement dates are reasonably determinable.

l.	Business Interruption Insurance Reimbursements

The Company received $7,210,753 in insurance reimbursements related to Hurricane Harvey in the year ended December 31, 2018. Insurance proceeds for the year ended December 31, 2018 were included in Other Income as these funds were the final settlement received related to the claim and did not directly offset costs incurred, and rather paid for potential unearned revenue from the incident.

m.	Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates. These estimates include depreciation periods for property, plant and equipment, pension and postretirement benefit obligations and environmental remediation contingencies.

n.	Recent Accounting Pronouncements

In March 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-07, “Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost”, which requires that an employer disaggregate the service cost component from other components of net benefit cost. This ASU also provides explicit guidance on how to present the service cost component and the other components of net benefit cost in the income statement and allows only the service cost component of net benefit cost to be eligible for capitalization. This ASU is effective for the Company for annual reporting periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019, given the Company is not considered a public business entity as defined by the Securities and Exchange Commission (“SEC”). The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”, which is intended to provide guidance for cash flow statement classification. The guidance provides for settlement of zero coupon debt instruments that are insignificant in relation to the effective interest rate of the borrower; for contingent consideration payments made after a business combination; for proceeds from the settlement of corporate-owned life insurance policies; for beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. The Company is required to apply the guidance for the annual period beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, which is intended to provide guidance for lessees that will be required to recognize various conditions for all leases (with the exception of short-term leases) at the commencement. The guidance provides that a lease liability which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company is required to apply the guidance for the annual period beginning after December 15, 2019. Early adoption is permitted. In July 2018, the FASB issued additional guidance which permits an additional, optional method of adoption. Under the original standard issued in 2016, lessees and lessors were required to apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements. However, under the new transition method allowed, an entity may elect to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is evaluating the impact that this new guidance will have on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” which clarifies the principles for recognizing revenue based on the core principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU is effective for the Company for annual reporting periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019, given the Company is not considered a public business entity as defined by the SEC. The guidance permits two methods of adoption: retrospectively to each prior reporting periods presented (the full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method).

The Company is in the process of assessing the impact of the new revenue recognition model on its consolidated financial statements by assessing the performance obligations in its contracts with customers and the impact of timing of revenue recognition on the income statement; however, a quantitative impact, if any, cannot be estimated at this time. Management has educated the business development group on the new revenue recognition standard and continues to evaluate additional guidance issued by the FASB and industry groups. The Company expects to adopt the new standard using the modified retrospective method for the year ended December 31, 2019, and does not expect to record a cumulative effect of the initial adoption of the new standard.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

2 - COMPANY OWNERSHIP

The Company’s stockholders at December 31, 2018:

	Shares	Percentage
Phillips 66 Partners Holdings LLC	4,809	21.94%
Shell Pipeline Company LP	5,693	25.97%
Shell Midstream Operating LLC	2,767	12.62%
MPLX Operations LLC	5,372	24.51%
Sunoco Pipeline LP	3,279	14.96%

Total shares authorized and issued	21,920	100.00%

3 - PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment by class of asset as of December 31, 2018 is as follows:

2018
Land	$7,539,036
Right-of-way	26,594,972
Line pipe and fittings	500,764,909
Buildings	19,763,695
Tanks, pumping and station equipment	401,316,558
Office furniture, vehicles and other	37,571,980
Noncarrier property	277,306
Construction in progress	14,363,135

$1,008,191,591

Total depreciation of property, plant and equipment for 2018 was $26,733,317. The Company capitalized interest of $0 in the year ended December 31, 2018.

4 - DEBT

The Company has a $100,000,000 Revolving Credit agreement and a $65,000,000 Advancing Term loan facility with Bank of Oklahoma, BANCFIRST and US Bank, executed August 21, 2014, which was originally set to mature on August 21, 2019. The credit facility was refinanced on August 14, 2018 and will mature on August 14, 2023. There was $65,000,000 outstanding on the Advancing Term loan as of December 31, 2018. There was $4,000,000 outstanding under the Revolving Credit agreement at December 31, 2018.

The deferred debt issuance costs related to the Company’s credit facility are classified as a noncurrent asset due to the revolving nature of that facility. Deferred debt issuance costs are being amortized over the lives of the respective terms. Amortization of deferred debt issuance costs was $252,882 for 2018 and is reflected in interest expense on the consolidated statement of income and retained earnings.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

Required annual principal payments are as follows as of December 31, 2018:

	L	P	Advancing Term	Revolver	Total
2019	$6,818,182	$—	$—	$—	$6,818,182
2020	6,818,182	—	—	—	6,818,182
2021	6,818,182	—	—	—	6,818,182
2022	6,818,182	—	—	—	6,818,182
2023	—	—	65,000,000	4,000,000	69,000,000
Thereafter	—	250,000,000	—	—	250,000,000
Less deferred debt issuance cost	(575,895)	(769,998)	—	—	(1,345,893)

	$26,696,833	$249,230,002	$65,000,000	$4,000,000	$344,926,835

Less current maturities:	6,652,470	—	—	—	6,652,470

Long-term debt	$20,044,363	$249,230,002	$65,000,000	$4,000,000	$338,274,365

The notes have certain restrictive financial debt covenants, the most significant of which are a leverage ratio and a coverage ratio. The Company was in compliance with all restrictive financial debt covenants as of December 31, 2018.

The Company had letters of credit outstanding of $2,420,000 at December 31, 2018 related to insurance company requirements, current projects and remediation projects. All letters of credit outstanding reduced the amount available on the revolving line of credit. At December 31, 2018, there was $95,080,000 available for borrowings on the line of credit.

5 - INCOME TAXES

Income tax expense (benefit) for the year ended December 31, 2018 consists of:

2018
Current:
Federal	$43,261,816
State	5,948,684

49,210,500

Deferred:
Federal	5,871,666
State	—

5,871,666

$55,082,166

Temporary differences between the consolidated financial statement carrying amounts and tax basis of property, plant and equipment (principally, differences in depreciation), certain accrued liabilities and pension and other postretirement benefit plan liabilities contributed to substantially all of the net deferred tax liability at December 31, 2018.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

6 - PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company has a defined benefit pension plan covering all employees employed prior to January 1, 2007. The benefits are based on years of service and employee’s compensation.

In addition to the defined benefit pension plan, the Company makes available postretirement medical benefits to all eligible retired employees and their eligible dependents. For the year ended December 31, 2018, participants under the age of 65 were eligible to receive reimbursement through a Health Reimbursement Account for eligible premium expenses associated with health insurance enrollment. For the 2018 Plan Year, eligible retirees were eligible for up to $500 per month of eligibility and eligible retirees plus eligible dependents were eligible for up to $1,200 per month of eligibility. Upon reaching age 65, participants pay all of any Part D Prescription Plan and 30% of the fully insured rate for the cost of medical benefits.

In September 2015, the Company’s board of directors approved to amend the Company’s postretirement plan to no longer include life benefits. In November 2015, the plan was amended and became effective January 1, 2016. Due to this change being approved prior to December 31, 2015, the accrued benefit cost was adjusted and the prior service cost of $4,474,046 is being amortized from accumulated other comprehensive loss into net periodic benefit cost over the next 2.5 years:

2019	$813,463
2020	813,463
2021	406,731

For the year ending December 31, 2018 the plan was contributory and participants under age 65 paid approximately 35% of the cost of medical benefits. Upon reaching age 65, participants paid 30% of the cost of medical benefits.

The measurement date used to determine pension and other postretirement benefit obligations and plan assets for the pension plan and the postretirement benefit plan is December 31.

The following table sets forth the plans’ benefit obligations, fair value of plan assets, and funded status at December 31, 2018:

	Pension Benefits	Postretirement Benefits
	2018	2018
Projected benefit obligation	$(38,339,572)	$(10,082,284)
Fair value of plan assets	29,695,654	—

Funded status	$(8,643,918)	$(10,082,284)

Accrued benefit cost	$(8,643,918)	$(10,082,284)

Accrued benefit cost is reflected in other current and other non-current liabilities on the consolidated balance sheet.

Accumulated other comprehensive (income)/loss is $6,423,315 related to the plans at December 31, 2018. This amount is primarily comprised of net actuarial loss of $10,410,771 at December 31, 2018.

The accumulated benefit obligation for the pension plan was $33,531,170 at December 31, 2018.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

Net periodic benefit cost (gain) recognized and other changes in plan assets and benefit obligations recognized in accumulated other comprehensive income (loss) in 2018 were:

	Pension Benefits	Postretirement Benefits
	2018	2018
Net periodic benefit cost (gain) recognized	$1,974,681	$(107,018)
Other changes in plan assets and benefit obligations:
Net actuarial loss/(gain)	1,995,159	(1,073,512)
Amortization of net (loss)/gain	(3,048,911)	—
Amortization of prior service cost	—	813,463

Total recognized in accumulated other comprehensive income (loss)	(1,053,752)	(260,049)

Total recognized in net periodic benefit cost and accumulated other comprehensive income (loss)	$920,929	$(367,067)

The net loss for the defined benefit pension plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $803,000. The prior service credit for the defined benefit postretirement plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $813,463.

Weighted average assumptions used to determine benefit obligations at December 31, 2018 were as follows:

	Pension benefits	Postretirement benefits
	2018	2018
Discount rate	4.02%	4.17%
Rate of compensation increase	3.00%	—

Weighted average assumptions used to determine net periodic benefit cost for the year ended December 31, 2018 were as follows:

	Pension benefits	Postretirement benefits
	2018	2018
Discount rate	3.37%	3.56%
Expected long-term rate of return on plan assets	6.00%	—
Rate of compensation increase	3.00%	—

The Company’s overall expected long-term rate of return on assets is 6.00%. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

For measurement purposes, a 6.25% annual rate of increase in the per capita cost of covered healthcare benefits was assumed for 2018, decreasing to an ultimate 4.75% trend in 2030.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

The following table summarizes benefit costs, benefits paid and employer contributions for the year ended December 31, 2018:

	Pension benefits	Postretirement benefits
	2018	2018
Benefit cost	$3,835,138	$(107,018)
Benefits paid	6,388,436	243,899
Employer contributions	1,465,000	243,899

a.	Plan Assets

The asset allocations of the Company’s pension benefits at December 31, 2018 were as follows:

	Pension benefits—Plan assets
		Fair value measurements at December 31, 2018
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Asset category:
Cash and money markets	$5,892,924	$5,892,924	$—	$—
Mutual funds	23,802,730	23,802,730

Total	$29,695,654	$29,695,654	$—	$—

Plan assets
December 31,
2018
Asset category:
Cash and money markets	19.8%
Mutual Funds	80.2%

Total	100.0%

The Company’s investment policies and strategies for the pension plan use target allocations for the individual asset categories. The Company’s investment goals are to maximize returns subject to specific risk management policies. Its risk management policies permit investments in mutual funds, and prohibit direct investments in debt and equity securities and derivative financial instruments. The Company addresses diversification by the use of mutual fund investments whose underlying investments are in domestic and international fixed income securities and domestic and international equity securities. These mutual funds are readily marketable and can be sold to fund benefit payment obligations as they become payable.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

b.	Cash Flows

The Company’s funding policy is to contribute annually no less than the minimum requirement under the Employee Retirement Income Security Act of 1974. Pursuant to this policy, the Company expects to contribute $3,244,217 and $319,901 to its pension plan and postretirement benefit plan, respectively, in 2019.

The expected benefits are based on the same assumptions used to measure the Company’s benefit obligations at December 31, 2018 and include estimated future employee service. The aggregate pension and postretirement benefits expected to be paid in the future years are:

2019	$3,564,118
2020	3,334,398
2021	2,855,115
2022	4,619,920
2023	3,262,446
Thereafter	17,421,459

The Company also has a contributory thrift plan which is available to substantially all employees. The Company matches employee contributions up to 6% of the employee’s base salary. In addition, a separate 401(k) plan went into effect January 1, 2007 for all employees hired subsequently. Total contributions by the Company to the two plans were $1,937,707 for 2018.

7 - COMMITMENTS AND CONTINGENCIES

The Company leases various office premises and equipment. All of the Company’s leases are classified as operating leases.

The Company has entered into both cancelable and non-cancelable agreements for pipeline right-of-way. All right-of-way agreements are essentially future lease commitments since they relate to the operation of the pipeline and are necessary for its continued operation. The annual rental payments for these agreements were $462,987 for December 31, 2018.

The following is a schedule by year of minimum future rentals on operating leases for office premises, equipment and right-of-way commitments as of December 31, 2018:

2019	$2,848,359
2020	1,965,449
2021	1,609,232
2022	1,632,277
2023	464,869
Thereafter	3,751,604

Total rental expense was $4,655,540 for the year ended December 31, 2018 and is reflected in general and administrative expenses on the consolidated statement of income and retained earnings. It is expected that, in the normal course of business, leases that expire will be renewed or replaced by other leases.

The Company must maintain certain levels of throughput volumes through the terminals. The rates paid by the Company under the agreements approximate current market rates. In addition to the terminal agreements, the Company’s minimum commitments are approximately 4 million barrels for 2019.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

8 - FAIR VALUE MEASUREMENTS

a.	Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, receivables from affiliates, interest and other receivables, other current assets, accounts payable, accrued expenses and other current liabilities, and accrued interest approximate fair value because of the short maturity of these instruments. The estimated fair value of the Company’s Series L and P unsecured notes and credit facility at December 31, 2018 was $360,482,960. The carrying amount of these notes was $346,272,728 at December 31, 2018.

The fair values of the financial instruments discussed above represent management’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances.

The fair value of the Company’s long-term debt is measured using quoted offered side prices when quoted market prices are available. If quoted market prices are not available, the fair value is determined by discounting the future cash flows of each instrument at rates that reflect, among other things, market interest rates and the Company’s credit standing. In determining an appropriate spread to reflect its credit standing, the Company considers credit default swap spreads, bond yields of other long term debt offered by the Company and interest rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company.

b.	Fair Value Hierarchy

The Company utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The consolidated financial statements as of and for the year ended December 31, 2018 do not include any nonrecurring fair value measurements relating to assets or liabilities.

EXPLORER PIPELINE COMPANY AND SUBSIDIARY

Notes to consolidated financial statements - continued

December 31, 2018

9 - RELATED PARTIES

In the normal course of business, the Company has transactions with its affiliates. The Company’s transportation revenues derived from its affiliates were 8% for the year ended December 31, 2018.

10 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 28, 2019, the date these financial statements were available to be issued. No subsequent events were identified requiring recognition or disclosure in the accompanying consolidated financial statements.